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EXHIBIT 99.1

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Apex Silver Mines Limited (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ THOMAS S. KAPLAN Thomas S. Kaplan Chairman, Board of Directors August 14, 2002
/s/ MARK A. LETTES Mark A. Lettes Chief Financial Officer August 14, 2002

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EXHIBIT 99.1